Exhibit 99.1
Investor and Media Contact: Jaime Buell
Investor Relations Manager
704.940.2929
jbuell@cogdell.com
FOR IMMEDIATE RELEASE
Thursday, November 3, 2011
COGDELL SPENCER ANNOUNCES THIRD QUARTER 2011 RESULTS
Recent Highlights
•	FFOM, excluding litigation gains and losses, of $0.09 per share
•	Increased portfolio occupancy to 92.3%
•	Completed and stabilized Bonney Lake Medical Office Building
•	Initiated a new development project
Charlotte, N.C. (November 3, 2011) — Cogdell Spencer Inc. (the “Company” or “we”) (NYSE:CSA), healthcare’s preferred real estate partner, is a real estate investment trust (“REIT”) focused on planning, owning, developing, constructing, and managing medical facilities. Through strategically managed, customized facilities, we help our clients deliver superior healthcare.
Recent highlights will be covered in detail on our Third Quarter 2011 Earnings Call and Webcast. We encourage participants to access the webcast for our slide show presentation.
Conference Call and Webcast
The webcast is accessible live via the Internet at www.cogdell.com through the “Third Quarter 2011 Earnings Call” link on the Investor Relations homepage. In addition to webcast access, you may attend the Third Quarter 2011 Earnings Call on Friday, November 4, 2011 at 10:00 a.m. Eastern Time (ET) via teleconference. The number to call is (877) 317-6789 (domestic) or +1 (412) 317-6789 (international). A conference identification number is not required.
An audio playback will be available until December 2, 2011 at 9:00 a.m. ET. To access the playback, please dial (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and enter the conference code: 10003743. The webcast can also be accessed for one year via the Internet at www.cogdell.com through the “Third Quarter 2011 Earnings Call” link on the Investor Relations page, under Press Releases and News and Audio Archives.

Third Quarter 2011 Financial Results
Results for the three and nine months ended September 30, 2011
Funds from Operations Modified (“FFOM”) and FFOM per share and operating partnership unit for the three and nine months ended September 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
FFOM	$5,858	$5,322	$11,603	$9,623
Impact of:
Litigation loss (gain) provision	(339)	—	1,461	—
Litigation gain settlement	(500)	—	(500)	—
Impairment charges	—	—	—	10,848
CEO retirement expense	—	—	—	2,545

FFOM, excluding impact of items listed above	$5,019	$5,322	$12,564	$23,016

Per share and operating partnership unit data:
FFOM	$0.10	$0.09	$0.20	$0.18
FFOM, excluding impact of items listed above	0.09	0.09	0.21	0.43
FFOM adds back to traditionally defined Funds from Operations (“FFO”) non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation of net loss to FFOM and FFO for the three and nine months ended September 30, 2011 and 2010 is set forth in the tables attached to this press release.
FFO and FFO per share and operating partnership unit for the three and nine months ended September 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
FFO	$5,627	$4,948	$10,909	$8,502
Impact of:
Litigation loss (gain) provision	(339)	—	1,461	—
Litigation gain settlement	(500)	—	(500)	—
Impairment charges	—	—	—	10,848
CEO retirement expense	—	—	—	2,545

FFO, excluding impact of items listed above	$4,788	$4,948	$11,870	$21,895

Per share and operating partnership unit data:
FFO	$0.10	$0.09	$0.19	$0.16
FFO, excluding impact of items listed above	0.09	0.09	0.20	0.41

Net loss attributable to our common stockholders and net loss attributable to our common stockholders per share for the three and nine months ended September 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Net loss attributable to Cogdell Spencer Inc. common shareholders	$(1,834)	$(1,838)	$(9,950)	$(10,574)
Impact attributable to Cogdell Spencer Inc. common shareholders of:
Litigation loss (gain) provision	(296)	—	1,275	—
Litigation gain settlement	(437)	—	(437)	—
Impairment charges	—	—	—	9,280
CEO retirement expense	—	—	—	2,171

Net income (loss) attributable to Cogdell Spencer Inc. common shareholders, excluding impact of items above	$(2,566)	$(1,838)	$(9,111)	$877

Per share data:
Net loss attributable to Cogdell Spencer Inc. common shareholders	$(0.04)	$(0.04)	$(0.19)	$(0.24)
Net income (loss) attributable to Cogdell Spencer Inc. common shareholders, excluding impact of items listed above	(0.05)	(0.04)	(0.18)	0.01
As of September 30, 2011, we owned and/or managed 117 medical office buildings and healthcare related facilities, totaling approximately 6.2 million net rentable square feet. Our portfolio consists of:

		Net Rentable
	Number of	Square Feet	Percentage
	Properties	(in millions)	Leased
Stabilized properties:
Wholly-owned	61	3.33
Consolidated joint ventures	7	0.51

Total stabilized properties	68	3.84	92.3%
Fill-up properties(1):	2	0.11	66.5%

Total consolidated properties	70	3.95
Unconsolidated joint venture properties	3	0.21
Properties managed for third parties	44	1.99

Total portfolio	117	6.15

(1)	Fill-up properties are newly available properties that have not achieved underwritten stabilized occupancy.
The following table outlines certain gains and losses incurred within the three and nine months ended September 30, 2011 and 2010, respectively:

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Litigation gain (loss) provision	$339	$—	$(1,461)	$—
Litigation gain settlement	500	—	500	—
Goodwill and intangible asset impairment charges, net of income tax benefit	—	—	—	(10,848)
CEO retirement compensation expense, net of income tax expense	—	—	—	(2,545)
Capital Activity
In the three and nine months ended September 30, 2011, we sold 49.5% of our 100% equity interest in West Tennessee Investors MOB, LLC for approximately $3.1 million. The entity and its one property are now accounted for as a consolidated real estate partnership.

Development Activity
In the three months ended September 30, 2011, we completed construction on Bonney Lake Medical Office Building located in Bonney Lake, Washington for approximately $21.8 million. This 55,991 rentable square foot medical office building is 96.9% leased and is a joint venture between our Company, MultiCare Good Samaritan Hospital, and a group of private physicians. We own 61.7% of this consolidated real estate partnership.
We initiated a new development project to build a rehabilitation hospital located in Cleveland, Ohio. The project is an approximate 54,500 rentable square foot, two story building and is 100% owned by us. The off-campus, hospital affiliated, rehabilitation hospital has an estimated cost of $18.3 million ($15.0 million inter-company design-build contract) and is 100% pre-leased by a joint venture entity that includes University Hospital Health System and Centerre Healthcare. Construction is expected to be completed in the fourth quarter of 2012.
Design-Build Contracts
During the quarter, we entered into three new design-build contracts with aggregate design-build contract value of $7.5 million. Our contract pipeline increased from $129.5 million at the end of the second quarter to $150.7 million at the end of the third quarter. Our contract pipeline is the estimated dollar value of future design-build revenues from Project Design Agreements (“PDAs”) that are currently either in project analysis or design development.
Litigation Activity
During the three and nine months ended September 30, 2011, an arbitrator awarded $2.5 million to plaintiffs in a case in which we were named as the defendant. We had previously recorded a $2.8 million accrual for this litigation. During the third quarter we reversed $0.3 million of the litigation accrual, resulting in a gain, and paid the remaining $2.5 million award.
In a separate case in which we were the plaintiff, we settled with the defendant for $0.5 million in cash which we received during the three and nine months ended September 30, 2011. We recorded a litigation gain of $0.5 million.
Dividends
On September 9, 2011, we announced that our Board of Directors had declared a quarterly dividend of $0.10 per share and OP Unit that was paid in cash on October 19, 2011 to holders of record on September 23, 2011. The $5.1 million dividend on our common stock covered our third quarter of 2011.
On November 3, 2011, we announced that our Board of Directors declared a quarterly dividend of $0.53125 per share on our Series A preferred shares for the period September 1, 2011 to November 30, 2011. The $1.6 million dividend will be paid on December 1, 2011, to holders of record on November 17, 2011.

Outlook
We maintain our annual FFOM to be in the range of $0.30 to $0.33 per share and operating partnership unit, excluding the litigation gains and losses, for the year ending December 31, 2011. Our guidance excludes any additional capital transactions or impairments.
A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2011 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2011
(In thousands, except per share and unit data)	Low	High
Net income (loss)	$(3,500)	$(3,200)
Plus real estate related depreciation and amortization	28,500	30,000
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,500)	(2,500)
Less dividends on preferred stock	(6,300)	(6,300)

Funds from Operations (FFO)	16,200	18,000
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	500	500

Funds from Operations Modified (FFOM)	16,700	18,500
Litigation gains and losses, net	1,000	1,000

FFOM, excluding litigation gains and losses	$17,700	$19,500

FFO per share and unit — diluted	$0.28	$0.31
FFOM per share and unit — diluted	$0.29	$0.32

FFO per share and unit — diluted, excluding litigation gains and losses	$0.29	$0.32
FFOM per share and unit — diluted, excluding litigation gains and losses	$0.30	$0.33

Weighted average shares and units outstanding — basic and diluted	58,500	58,500
Supplemental operating and financial data are available in the Investor Relations section of our Web site at www.cogdell.com.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. To calculate FFOM, we adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships and limited liability companies before real estate related depreciation and amortization, acquisition-related expenses, and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE:CSA), healthcare’s preferred real estate partner, is a REIT focused on planning, owning, developing, constructing, and managing medical facilities. Through strategically managed, customized facilities, we help our clients deliver superior healthcare. Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect our views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our ability to execute our business strategy; our ability to comply with financial covenants in our debt instruments; our ability to raise capital on terms that are favorable to us; our ability to obtain future financing arrangements; estimates relating to our future distributions; increased competition for tenants and new properties; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates; our ability to maintain our qualification as a REIT due to economic, market, legal, tax, or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; our ability to convert design-build project opportunities into new engagements for us; market trends; and projected capital expenditures. For a further list and description of such risks and uncertainties, see our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30, 2011	December 31, 2010
Assets
Real estate properties:
Operating real estate properties	$709,091	$634,291
Less: Accumulated depreciation	(139,212)	(119,141)

Total operating real estate properties, net	569,879	515,150
Construction in progress	31,546	22,243

Total real estate properties, net	601,425	537,393
Cash and cash equivalents	16,033	12,203
Restricted cash	2,952	6,794
Tenant and accounts receivable, net	14,831	11,383
Goodwill	22,882	22,882
Intangible assets, net	20,943	18,601
Other assets	30,718	23,684

Total assets	$709,784	$632,940

Liabilities and Equity
Mortgage notes payable	$271,454	$317,303
Term loan	80,800	—
Revolving credit facility	82,000	45,000
Accounts payable	15,782	11,368
Billings in excess of costs and estimated earnings on uncompleted contracts	1,284	1,930
Other liabilities	60,886	39,819

Total liabilities	512,206	415,420
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000 shares authorized:
8.5000% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share), 2,940 and 2,600 shares issued and outstanding in 2011 and 2010, respectively	73,500	65,000
Common stock, $0.01 par value, 200,000 shares authorized, 51,080 and 50,870 shares issued and outstanding in 2011 and 2010, respectively	511	509
Additional paid-in capital	419,564	417,960
Accumulated other comprehensive loss	(5,852)	(3,339)
Accumulated deficit	(312,939)	(287,798)

Total Cogdell Spencer Inc. stockholders’ equity	174,784	192,332
Noncontrolling interests:
Real estate partnerships	8,057	6,452
Operating partnership	14,737	18,736

Total noncontrolling interests	22,794	25,188

Total equity	197,578	217,520

Total liabilities and equity	$709,784	$632,940

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:
Rental revenue	$24,762	$22,765	$70,952	$65,004
Design-Build contract revenue and other sales	21,619	15,734	54,500	66,406
Property management and other fees	789	809	2,325	2,388
Development management and other income	7	1	122	122

Total revenues	47,177	39,309	127,899	133,920

Expenses:
Property operating and management	10,069	9,067	29,180	25,652
Design-Build contracts and development management	18,567	13,806	47,557	49,832
Selling, general, and administrative	5,198	6,684	18,227	21,850
Depreciation and amortization	8,623	8,293	24,439	24,558
Impairment charges	—	—	—	13,635

Total expenses	42,457	37,850	119,403	135,527

Income (loss) from continuing operations before other income (expense)
and income tax benefit (expense)	4,720	1,459	8,496	(1,607)
Other income (expense):
Interest and other income	641	151	978	446
Interest expense	(5,564)	(5,851)	(15,441)	(16,332)
Interest rate derivative expense	—	(7)	—	(32)
Equity in earnings (loss) of unconsolidated real estate partnerships	(1)	3	11	5

Total other income (expense)	(4,924)	(5,704)	(14,452)	(15,913)

Loss from continuing operations before income tax benefit (expense)	(204)	(4,245)	(5,956)	(17,520)
Income tax benefit (expense)	(32)	2,294	(69)	5,741

Net loss from continuing operations	(236)	(1,951)	(6,025)	(11,779)
Discontinued operations:
Income from discontinued operations	—	—	—	6
Gain on sale of discontinued operations	—	—	—	264

Net loss	(236)	(1,951)	(6,025)	(11,509)

Net income attributable to the noncontrolling interests in real estate partnerships	(290)	(172)	(725)	(660)
Net loss attributable to the noncontrolling interests in operating partnership	254	285	1,486	1,595
Dividends on preferred stock	(1,562)	—	(4,686)	—

Net loss attributable to Cogdell Spencer Inc. common stockholders	$(1,834)	$(1,838)	$(9,950)	$(10,574)

Per share data — basic and diluted
Loss from continuing operations attributable to Cogdell Spencer Inc. common stockholders	$(0.04)	$(0.04)	$(0.19)	$(0.24)
Income from discontinued operations attributable to Cogdell Spencer Inc. common stockholders	—	—	—	0.01

Net loss per share attributable to Cogdell Spencer Inc. common stockholders	$(0.04)	$(0.04)	$(0.19)	$(0.23)

Weighted average common shares — basic and diluted	51,080	50,083	51,049	46,348

Net loss attributable to Cogdell Spencer Inc. common stockholders:
Continuing operations, net of tax	$(1,834)	$(1,838)	$(9,950)	$(10,805)
Discontinued operations	—	—	—	231

Net loss attributable to Cogdell Spencer Inc. common stockholders	$(1,834)	$(1,838)	$(9,950)	$(10,574)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Three months ended September 30, 2011:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$24,762	$—	$—	$—	$24,762
Design-Build contract revenue and other sales	—	34,072	(12,453)	—	21,619
Property management and other fees	789	—	—	—	789
Development management and other income	—	288	(281)	—	7

Total revenues	25,551	34,360	(12,734)	—	47,177

Certain operating expenses:
Property operating and management	10,046	—	—	—	10,046
Design-Build contracts and development management	—	31,135	(12,568)	—	18,567
Selling, general, and administrative	—	3,110	—	—	3,110

Total certain operating expenses	10,046	34,245	(12,568)	—	31,723

	15,505	115	(166)	—	15,454
Interest and other income	136	500	—	5	641
Corporate general and administrative expenses	—	—	—	(2,088)	(2,088)
Interest expense	—	—	—	(5,564)	(5,564)
Income tax expense applicable to funds from operations modified	—	—	—	(32)	(32)
Non-real estate related depreciation and amortization	—	(270)	—	(45)	(315)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	1	—	—	—	1
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(677)	—	—	—	(677)
Dividends on preferred stock	—	—	—	(1,562)	(1,562)

Funds from operations modified (FFOM)	14,965	345	(166)	(9,286)	5,858

Amortization of intangibles related to purchase accounting	(42)	(189)	—	—	(231)

Funds from operations (FFO)	14,923	156	(166)	(9,286)	5,627

Real estate related depreciation and amortization	(8,079)	—	—	—	(8,079)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	677	—	—	—	677
Acquisition-related expenses	(23)				(23)
Dividends on preferred stock	—	—	—	1,562	1,562

Net income (loss)	$7,498	$156	$(166)	$(7,724)	$(236)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Nine months ended September 30, 2011:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$70,952	$—	$—	$—	$70,952
Design-Build contract revenue and other sales	—	89,598	(35,098)	—	54,500
Property management and other fees	2,325	—	—	—	2,325
Development management and other income	—	1,738	(1,616)	—	122

Total revenues	73,277	91,336	(36,714)	—	127,899

Certain operating expenses:
Property operating and management	28,675	—	—	—	28,675
Design-Build contracts and development management	—	82,631	(35,074)	—	47,557
Selling, general, and administrative	—	11,772	—	—	11,772

Total certain operating expenses	28,675	94,403	(35,074)	—	88,004

	44,602	(3,067)	(1,640)	—	39,895
Interest and other income	444	516	—	18	978
Corporate general and administrative expenses	—	—	—	(6,455)	(6,455)
Interest expense	—	—	—	(15,441)	(15,441)
Income tax expense applicable to funds from operations modified	—	—	—	(69)	(69)
Non-real estate related depreciation and amortization	—	(825)	—	(132)	(957)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	19	—	—	—	19
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(1,681)	—	—	—	(1,681)
Dividends on preferred stock	—	—	—	(4,686)	(4,686)

Funds from operations modified (FFOM)	43,384	(3,376)	(1,640)	(26,765)	11,603

Amortization of intangibles related to purchase accounting	(127)	(567)	—	—	(694)

Funds from operations (FFO)	43,257	(3,943)	(1,640)	(26,765)	10,909

Real estate related depreciation and amortization	(22,796)	—	—	—	(22,796)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	1,681	—	—	—	1,681
Acquisition-related expenses	(505)	—	—	—	(505)
Dividends on preferred stock	—	—	—	4,686	4,686

Net income (loss)	$21,637	$(3,943)	$(1,640)	$(22,079)	$(6,025)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Net loss	$(236)	$(1,951)	$(6,025)	$(11,509)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties	8,077	7,372	22,788	21,837
Unconsolidated real estate partnerships	2	3	8	9
Acquisiton-related expenses	23	—	505	—
Less:
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(677)	(476)	(1,681)	(1,571)
Dividends on preferred stock	(1,562)	—	(4,686)	—
Gain on sale of real estate property	—	—	—	(264)

Funds from Operations (FFO) (1)	5,627	4,948	10,909	8,502
Amortization of intangibles related to purchase accounting, net of income tax benefit	231	374	694	1,121

Funds from Operations Modified (FFOM) (1)	$5,858	$5,322	$11,603	$9,623

FFO per share and unit — basic and diluted	$0.10	$0.09	$0.19	$0.16
FFOM per share and unit — basic and diluted	$0.10	$0.09	$0.20	$0.18

Weighted average shares and units outstanding — basic and diluted	58,503	57,849	58,469	54,134

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. We adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization, acquisition-related expenses, and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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